SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant

Check the appropriate box:

	X Preliminary Proxy Statement	Confidential, For Use of the
	Definitive Proxy Statement	Commission Only (as permitted by
	Definitive Additional Materials	Rule 14a6(e)(2))
Soliciting Material Pursuant to
Rule 14a-11(c) or Rule 14a-12

FAHNESTOCK VINER HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:
Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Proposed maximum aggregate value of transaction:
Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

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4. Date Filed:

Preliminary Copy for the Information of
the Securities Exchange Commission
March 18, 2003

FAHNESTOCK VINER HOLDINGS INC.

P.O. Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto, Ontario

M4R 1K8

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders:

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting of Shareholders of FAHNESTOCK VINER HOLDINGS INC. (the "Corporation") will be held at The Toronto Board of Trade Downtown Centre, 4th Floor, 1 First Canadian Place, 77 Adelaide St. West, Toronto, Ontario on May 12, 2003 at the hour of 4:30 p.m. (Toronto time) for the following purposes:

1. To receive the 2002 Annual Report including the consolidated financial statements of the Corporation for the year ended December 31, 2002, together with the Auditors' Report thereon;

2. To appoint PricewaterhouseCoopers LLP as auditors of the Corporation and authorize the Directors to fix their remuneration;

3. To consider and, if deemed advisable, pass a special resolution amending the articles of the Corporation to change the name of the Corporation to Oppenheimer Holdings Inc.

4. To consider and, if deemed advisable, pass a special resolution amending the articles of the Corporation to provide that the Corporation may have a minimum of five and a maximum of 15 directors;

5. To consider and, if deemed advisable, pass a resolution confirming an amendment to the By-Laws of the Corporation to provide that the number of Directors of the Corporation shall be the number set out in the articles of the Corporation;

6. To elect Directors;

7. To consider, and if deemed advisable, pass a resolution approving the conversion of the U.S.$90,841,572 Convertible Debenture due 2006 issued by E.A. Viner International Co. to Canadian Imperial Bank of Commerce into a U.S.$90,841,572 Variable Rate Exchangeable Debenture Due 2013 of E.A. Viner International Co.;

8. To consider, and if deemed advisable, pass a resolution confirming the issue of up to [45,000] Class A non-voting shares to managers employed by the Oppenheimer Division of Fahnestock & Co. Inc.;

9. To consider, and if deemed advisable, pass a resolution authorizing the issue of up to 200,000 Class A non-voting shares to the trustees of the Fahnestock & Co. Inc. 401(k) Plan; and

10. To transact such other business as is proper to such meeting or any adjournment thereof.

Holders of Class A non-voting shares of the Corporation are entitled to attend and speak at the Annual and Special Meeting of Shareholders and, with the holders of the Class B voting shares, are entitled to vote on the resolution described in item 7 above. Holders of Class A non-voting shares are not entitled to vote with respect to the other matters referred to above.

Holders of Class A non-voting shares and Class B voting shares who are unable to attend the meeting in person are required to date, sign and return the enclosed forms of proxy for use by holders of Class A non-voting shares and Class B voting shares.

Reference is made to the accompanying Management Information Circular for details of the matters to be acted upon at the meeting and with respect to the respective voting rights of the holders of the Class A non-voting shares and the Class B voting shares.

DATED at Toronto, Ontario this 17th day of March, 2003.

A.W. OUGHTRED
Secretary

Preliminary Copy for the Information of
the Securities Exchange Commission
March 18, 2003

FAHNESTOCK VINER HOLDINGS INC.

MANAGEMENT INFORMATION CIRCULAR

(Note: All dollar amounts expressed herein are U.S. dollars unless otherwise indicated)

This Management Information Circular is forwarded to holders of Class B voting shares (the "Class B Shares") and Class A non-voting shares (the "Class A Shares") of Fahnestock Viner Holdings Inc. (the "Corporation") in connection with the solicitation of proxies by the management of the Corporation from the holders of the Class B Shares and the Class A Shares for use at the Annual and Special Meeting of Shareholders of the Corporation (the "Meeting") to be held on May 12, 2003, at the hour of 4:30 p.m. (Toronto time) at The Toronto Board of Trade Downtown Centre, 4th Floor, 1 First Canadian Place, 77 Adelaide St. West, Toronto, Ontario and at any adjournments thereof for the purposes set forth in the Notice of Annual and Special Meeting of Shareholders (the "Notice of Meeting") which accompanies this Management Information Circular. This Management Information Circular is dated March 17, 2003 and is first being mailed to Shareholders on or about March 28, 2003.

The record date for the determination of shareholders entitled to receive notice of the meeting is March 25, 2003. In accordance with the provisions of the Business Corporations Act (Ontario) the Corporation will prepare a list of holders of Class A Shares and Class B Shares as of the record date. Each holder of Class A Shares and Class B Shares named in the list will be entitled to vote the Class A Shares (on the matter on which the holders of Class A Shares may vote) and the Class B Shares shown opposite the shareholder's name on the list at the Meeting except to the extent that (a) the shareholder has transferred any of the shareholder's Class A or Class B Shares after the record date and (b) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that the transferee owns such shares and demands, not later than immediately before a vote on any matter, that the transferee's name be included in the list, in which case the transferee of the Class A or Class B Shares will be entitled to vote such shares at the Meeting.

It is planned that the solicitation will be initially by mail, but proxies may also be solicited by employees of the Corporation. The cost of such solicitation will be borne by the Corporation.

No person is authorized to give any information or to make any representation other than those contained in this circular and, if given or made, such information or representation should not be relied upon as having been authorized by the Corporation. The delivery of this Circular shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this circular. Except as otherwise stated, the information contained in this circular is given as of March 17, 2003.

The Corporation has distributed copies of the Notice of the Meeting, this Circular, the enclosed forms of proxy for use by the holders of Class A Shares and Class B Shares and its Annual Report for the year ended December 31, 2002 to intermediaries such as clearing agencies, securities dealers, banks and trust companies or their nominees for distribution to non-registered shareholders of the Corporation whose shares are held by or in the custody of such intermediaries. Intermediaries are required to forward these documents to non-registered shareholders. The solicitation of proxies from non-registered holders of Class A and Class B Shares will be carried out by the intermediaries, or by the Corporation if the names and addresses of non-registered holders of Class A and Class B Shares are provided by the intermediaries. The cost of such solicitation will be borne by the Corporation. Non-registered holders of Class A and Class B Shares who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, non-registered holders of Class A and Class B Shares will either: (a) be provided with a proxy executed by the intermediary, as the registered shareholder, but otherwise uncompleted and the non-registered holder may complete the proxy and return it directly to the Corporation's transfer agent; or (b) be provided with a request for voting instructions by the intermediary, as the registered shareholder, then the intermediary must send to the Corporation's transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the non-registered holder and may not vote in the event that no instructions are received.

CLASS A NON-VOTING SHARES AND CLASS B VOTING SHARES

The Corporation has authorized and issued Class A Shares and Class B Shares which are equal in all respects except that holders of Class A Shares (the "Class A Shareholders"), as such, are not entitled to vote at meetings of shareholders of the Corporation unless entitled to vote by law or pursuant to the Corporation's articles. As explained under the heading "Conversion of E.A. Viner International Convertible Debenture" below, Class A Shareholders are entitled to vote with the holders of Class B Shares ("Class B Shareholders") on the resolution referred to in item 7 in the Notice of this Meeting. Class A Shareholders are not entitled to vote the Class A Shares owned or controlled by them on the other matters identified in the Notice of Meeting to be voted on. Where entitled to vote, the Class A Shareholders are entitled to one vote for each Class A Share held.

Generally, Class A Shareholders are entitled to receive notices of all meetings of shareholders of the Corporation and to attend and speak at such meetings. In addition to notices of shareholders' meetings, Class A Shareholders are entitled to receive all informational documentation sent to the Class B Shareholders of the Corporation.

Class B Shareholders of the Corporation are entitled to one vote for each Class B Share held at all meetings of shareholders except meetings at which only the holders of a specified class of shares other than the Class B Shares are entitled to vote.

In the event of either a "take-over bid" or an "issuer bid" (as those expressions are defined in the Securities Act of Ontario) being made for the Class B Shares and no corresponding offer being made to purchase Class A Shares, the Class A Shareholders would have no right under the articles of incorporation of the Corporation or under any applicable statute to require that a similar offer be made to them to purchase their Class A Shares.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed forms of proxy (the "Management Nominees") are directors and officers of the Corporation.

A Class A Shareholder and a Class B Shareholder has the right to appoint a person, other than the Management Nominees, who need not be a shareholder to represent them at the Meeting. To exercise this right the Shareholder may insert the name of the desired person in the blank space provided in the applicable form of proxy accompanying this Circular or may submit another form of proxy.

Class B Shares represented by properly executed proxies will be voted by the Management Nominees on any ballot that may be called for, unless the shareholder has directed otherwise, (i) for the appointment of auditors and authorizing the directors to fix the remuneration of the auditors (item 2 in the Notice of Meeting), (ii) for the special resolution amending the articles of the Corporation to change the name of the Corporation (item 3 in the Notice of Meeting), (iii) for the special resolution amending the articles of the Corporation to change the number of directors of the Corporation (item 4 in the Notice of Meeting), (iv) for the resolution amending the By-Laws of the Corporation (item 5 in the Notice of Meeting), (v) for the election of Directors (item 6 in the Notice of Meeting), (vi) for the resolution approving the conversion of the Convertible Debenture of E.A. Viner International Co. (item 7 in the Notice of Meeting), (vii) for the resolution confirming the issue of up to [45,000] Class A Shares to Managers of the Oppenheimer Division of Fahnestock & Co. Inc. (item 8 in the Notice of Meeting), and (viii) for the resolution authorizing the issue of Class A Shares to the trustees of the Fahnestock &Co. Inc. 401(k) Plan (item 9 in the Notice of Meeting).

Class A Shares represented by properly executed proxies will be voted by the Management Nominees on any ballot that may be called for, unless the shareholder has directed otherwise, for the resolution approving the conversion of the Convertible Debenture of E.A. Viner International Co. (item 7 in the Notice of Meeting).

It is not intended to use the proxies hereby solicited for the purpose of voting upon the consolidated financial statements of the Corporation for the year ended December 31, 2002, or the reports of the auditors and directors thereon.

Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting to which the proxy relates and other matters which may properly come before such Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters which are not known to the management should properly come before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

A shareholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law. A shareholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to the Chairman of the Meeting.

A shareholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to the Secretary of the Corporation prior to the commencement of the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

The authorized capital of the Corporation includes an unlimited number of Class A Shares of which 12,665,851 Class A Shares are issued and outstanding and may be voted at the Meeting (on item 7 in the Notice of Meeting) and 99,680 Class B Shares all of which are issued and outstanding and may be voted at the Meeting.

The following table sets forth certain information regarding the benficial ownership of each class of securities of the Corporation as at the record date [ March 25, 2003 ], with respect to (i) each person known by the Corporation to be the beneficial owner of more than 5% of any class of the Corporation's stock, (ii) each of the Corporation's directors, (iii) each of the Corporation's executive officers named in the Summary Compensation Table set forth herein and (iv) the directors and officers as a group.

Name and Addess of Beneficial Owner	Class A Shares (1)		Class B Shares
	Shares	%	Shares	%
Private Capital Management, L.P 8889 Pelican Bay Boulevard Suite 500 Naples, Florida 34108 U.S.A.	4,365,090	34.5%	-	-
AIC Limited 1375 Kerns Road Burlington, Ontario L7R 4X8 Canada	1,837,800	14.5%	-	-
Olga Roberts 20 Eglinton Avenue West Suite 1110 Toronto, Ontario M4R 1K8 Canada	324,955	2.6%	44,309	44.4%
Albert G. Lowenthal 125 Broad Street 16th Floor New York, N.Y. 10004 U.S.A.	2,726,113	21.3%	50,490	50.6%
J.L Bitove	50,580	*	20	*
R. Crystal	7,700	*	-	-
R. Maimone	49,492	*	-	-
K.W. McArthur	50,000	*	-	-
R. Neuhoff	68,640	*	-	-
A.W. Oughtred	3,500	*	-	-
E.K. Roberts	173,244	1.4%	108	*
E.J. Shames	58,250	*	-	-
B. Winberg	4,400	*	-	-
Executive Officers and Directors as a group (10 persons)	3,191,919	24.7%	50,618	50.8%

* less than 1%

(1) For purposes of the table, beneficial ownership is determined pursuant to Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of a class of outstanding shares which such person or group has the right to acquire within 60 days after [March 25, 2003]. The percentage of shares deemed outstanding is based on 12,665,851 Class A Shares and 99,680 Class B Shares outstanding as of the record date [March 25, 2003]. In addition, for purposes of computing the percentage of Class A Shares owned by each person, the percentage includes all Class A Shares issuable upon the exercise of outstanding options held by such persons within 60 days after [March 25, 2003] .

Mr. Lowenthal and Mrs. Roberts have advised the Corporation that they intend to vote all of the Class B Shares owned and controlled by them in favour of each of the matters to be voted on at the Annual and Special Meeting of Shareholders.

PARTICULARS OF MATTERS TO BE ACTED UPON

1. APPOINTMENT OF AUDITORS

PricewaterhouseCoopers LLP has served as the auditors of the Corporation since 1993. PricewaterhouseCooopers LLP has advised the Corporation that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Corporation or any of its affiliates other than as accountants. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The fees billed to the Corporation and its subsidiaries by PricewaterhouseCoopers LLP during the year 2002 were as follows:

Annual Audit Fees	$ 546,000
Other Audit Related Fees	$ 34,000
All Other Fees	$ nil
Total	$ 580,000

The Annual Audit Fees include the fees for the audit of the Corporation's annual consolidated financial statements for the year 2002 and the review of the quarterly financial statements included in the Forms 10-Q filed by the Corporation during the year and the interim reports to shareholders sent to shareholders during the year. Other Audit Related Fees include fees for audits of the Corporation's employee benefit plans. There were no Financial Information System Design and Implementation Fees. During 2002, the Corporation retained Ernst & Young LLP to provide tax related services to the Corporation and it is expected that Ernst & Young LLP will provide substantially all of the Corporation's required tax related services in 2003.

2. AMENDMENT OF ARTICLES TO CHANGE THE NAME OF THE CORPORATION TO OPPENHEIMER HOLDINGS INC.

With the acquisition of the U.S. Private Client Division of CIBC World Markets Corp. as described under "Acquisition of U.S. Private Client Division of CIBC" below including the rights to the "Oppenheimer" name under which the business was carried on by CIBC World Markets, the board of directors has determined to recommend to shareholders that the name of the Corporation be changed to "Oppenheimer Holdings Inc." The business is currently operated as the Oppenheimer Division of Fahnestock. Similarly, the name of the Corporation’s principal brokerage subsidiary, Fahnestock & Co. Inc., is being changed to Oppenheimer & Co. Inc. and certain other subsidiaries of the Corporation are adopting or will adopt the Oppenheimer name. The Corporation regards the Oppenheimer name as one of the most widely recognized and respected names in the U.S. financial services industry and wishes to adopt it to capitalize on its brand recognition and reputation.

Accordingly, Class B Shareholders are being asked to consider, and if deemed advisable, pass the special resolution which appears as Schedule A to this Management Information Circular amending the articles of the Corporation to change the name of the Corporation to "Oppenheimer Holdings Inc."

In order to pass, the special resolution must be approved by at least two-third of the votes cast by the Class B Shareholders at the Meeting.

Provided that the special resolution passes, management intends to file the articles of amendment effecting the change of name later in the year to coincide with the adoption by the Corporation and its subsidiaries of the Oppenheimer name

3. AMENDMENT OF ARTICLES TO CHANGE THE NUMBER OF DIRECTORS OF THE CORPORATION

Reference is made to the summary of the acquisition by the Corporation of the U.S. Private Client Division of CIBC World Corp. described under "Acquisition of U.S. Private Client Division of CIBC" below. In the Stakeholders Agreement described in the summary, the Corporation has agreed to make, and Mr. A.G. Lowenthal and Mrs. Olga Roberts have agreed to vote the Class B Shares they own or control in favour of, amendments to the Corporation’s articles and By-Laws so that the Board of Direction of the Corporation will consist of up to 10 members two of whom two will be nominees of Canadian Imperial Bank of Commerce. The articles and By-Laws of the Corporation currently provide for a Board of seven Directors.

Accordingly, Class B Shareholders are being asked to consider, and if deemed advisable, pass the special resolution which appears as Schedule B to this Management Information Circular, amending the articles of the Corporation to provide that the Board of Directors of the Corporation shall consist of a minimum of five and a maximum of 15 directors and authorizing the directors of the Corporation to determine the number of Directors to be elected at each annual meeting of shareholders of the Corporation.

In order to pass, the special resolution must be approved by at least two-thirds of the votes cast by the Class B Shareholders at the Meeting.

4. AMENDMENT OF BY-LAWS

For the reasons set out above under "Amendment of Articles to Change the Number of Directors of the Corporation", Class B Shareholders are being asked to consider, and if deemed advisable, pass the resolution, which appears as Schedule C to this Management Information Circular, confirming the amendment made to By-Law Number One by the Directors on February 28, 2003 providing that the number of Directors of the Corporation shall be the number provided for in the articles of the Corporation.

In order to pass, the resolution must be approved by a simple majority of the votes cast by the Class B Shareholders at the Meeting.

5. ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of seven directors to be elected annually. The term of office for each director is from the date of the meeting at which the director is elected until the close of the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the by-laws of the Corporation.

Provided that the Class B Shareholders vote in favour of the special resolution amending the articles of the Corporation to provide for a minimum of five and a maximum of 15 directors and in favour of the similar amendment to the Corporation’s By-Laws, the directors have determined that nine directors are to be elected at the Annual and Special Meeting of Shareholders. Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the meeting, the Management Nominees reserve the right to vote for another nominee or nominees in their discretion. The following sets out information with respect to the proposed nominees for election as directors:

Name	Positions and Offices held with the Corporation	Occupation	Year Became Director	Number of Shares of the Corporation Beneficially Owned Directly or Indirectly (excluding Class A Shares issuable on the exercise of stock options)
				Class A Shares	Class B Shares
J.L. Bitove	Director	Retired Executive	1980	50,580	20
R. Crystal	Director	Partner, Brown Raysman Millstein Felder & Steiner LLP (law firm)	1992	2,700	—

A.G. Lowenthal	Chairman of the Board and Chief Executive Officer and Director	Chairman of the Board and Chief Executive Officer of the Corporation and Fahnestock & Co. Inc.	1985	2,613,613	50,490

K.W. McArthur	Director	President and Chief Executive Officer, Shurway Capital Corporation (private investment company)	1996	35,000	—

A. Molestina	—	Deputy General Counsel, Canadian Imperial Bank of Commerce (chartered bank)	—	—	—

A.W. Oughtred	Secretary and Director	Partner, Borden Ladner Gervais LLP (law firm)	1979	3,500	—

E.K. Roberts	President, Treasurer and Director	President and Treasurer of the Corporation	1977	116,994	108

B. Winberg	Director	President, Rockport Holdings Limited (Real Estate development)	1979	4,400	—

R.Venn	—	Senior Executive Vice-President, Corporate Development, Canadian Imperial Bank of Commerce (chartered bank)	—	—	—

NOTES:

1. There is no Executive Committee of the Board of Directors. Messrs. J.L. Bitove, K.W. McArthur and B. Winberg are members of the Audit Committee. Messrs. J.L. Bitove and B. Winberg are members of the Compensation and Stock Option Committee and the Nominating/Corporate Governance Committee.

2. The Corporation has been informed with regard to holdings of its shares by the nominees named above. The Class A Shares issuable on the exercise of the stock options described in Note 3 below are not included in the table above.

3. As at the date of this Management Information Circular, the directors held stock options granted under the Corporation's 1996 Equity Incentive Plan as follows.

Director	Number of Shares Under Option	Exercise Price	Expiry Date
J.L. Bitove	25,000	$25.95	February 25, 2007
R. Crystal	20,000	$23.80	January 1, 2006
	5,000	$28.30	December 30, 2006
A.G. Lowenthal	150,000	$13.875	February 23, 2004
	150,000	$24.31	January 23, 2008
K.W. McArthur	15,000	$16.875	May 16, 2004
	5,000	$14.9375	December 30, 2004
	5,000	$24.10	December 30, 2005
A.W. Oughtred	25,000	$25.95	February 25, 2007
E.K. Roberts	75,000	$13.875	February 23, 2004
	10,000	$24.31	January 23, 2008
B. Winberg	25,000	$25.95	February 25, 2007

6. A.W. Oughtred is a partner in the law firm of Borden Ladner Gervais LLP and Richard Crystal is a partner in the law firm of Brown Raysman Millstein Felder & Steiner LLP, both of which firms provide legal services to the Corporation and its subsidiaries.

7. Each of A. Molestina and R. Venn are nominees of CIBC pursuant to the Stakeholders Agreement described under "Acquisition of U.S. Private Client Division of CIBC" below and Mr. Venn has been an executive officer of CIBC for more than five years. Mr. Molestina has been an executive officer of CIBC since April, 2000 and prior thereto was an executive officer of UBS Warburg.

Directors' and Officers' Insurance

The Corporation carries liability insurance for its directors and officers and the directors and officers of its subsidiaries. On November 30, 2001, the Corporation renewed its directors and officers liability insurance for the one year ending November 30, 2002 at an annual premium rate of $112,000. On November 30, 2002 the Corporation renewed such insurance for a further one year period ending November 30, 2003 at an annual premium of $194,172. No part of the insurance premiums were or are to be paid by the officers and directors. The aggregate insurance coverage for both years is limited to $10 million with a $1 million deductible for the policy year ended November 30, 2002 and a $2.5 million deductible for the policy year ended November 30, 2003.

Under the by-laws of the Corporation, the Corporation is obligated to indemnify the directors and officers of the Corporation and its subsidiaries to the maximum extent permitted by the Business Corporations Act (Ontario). The Corporation has entered into indemnity agreements with each of its directors providing for such indemnities.

Directors Compensation

In the year ended December 31, 2002, the Corporation paid its directors an annual retainer fee of $10,000, plus $1,000 for each board or committee meeting attended in person and $500 for each board or committee meeting attended by telephone. In 2002 the directors were paid directors’ fees of $176,150 in the aggregate. Directors are reimbursed for travel and related expenses incurred in attending board and committee meetings. The directors who are not employees of the Corporation and its subsidiaries are also entitled to the automatic grant of stock options under the Corporation's 1996 Equity Incentive Plan, as amended, pursuant to a formula set out in the Plan.

Indebtedness of Directors and Officers

During the year 2002, certain of the, executive officers and senior officers of the Corporation and Fahnestock & Co. Inc. ("Fahnestock") maintained margin accounts with Fahnestock in connection with the purchase of securities (including securities of the Corporation) which margin accounts are substantially on the same terms including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability. The details of their indebtedness to Fahnestock on their margin accounts is as follows:

Name and Principal Position	Largest Amount Outstanding during 2002	Amount Outstanding as at February 28, 2003	Security for Indebtedness
Albert G. Lowenthal Chairman and CEO of the Corporation and Fahnestock	$27,800	$0	Margined Securities
R. Maimone, Senior Vice President, Operations of Fahnestock	$602,700	$602,700	Margined Securities
Eric J. Shames Secretary and General Counsel of Fahnestock	$122,300	$122,300	Margined Securities

5. CONVERSION OF E.A. VINER INTERNATIONAL CO. CONVERTIBLE DEBENTURE

Pursuant to the Asset Purchase Agreement described under "Acquisition of U.S. Private Client Division of CIBC" below, effective January 3, 2003 the Corporation, through Viner Finance Inc. acquired the assets and business of the U.S. Private Client Division of CIBC World Markets Corp. To fund a portion of the purchase price, the Corporation’s wholly-owned subsidiary, E.A. Viner International Co., issued to CIBC (i) a $69,980,828 principal amount Variable Rate Exchangeable Debenture Due 2013 (the "First Exchangeable Debenture") and (ii) a $90,841,572 principal amount Convertible Debenture Due 2006 (the Interim Debenture"). Subject to shareholder approval, as described below, the Interim Debenture is convertible into a $90,841,572 principal amount Variable Rate Exchangeable Debenture Due 2013 (the "Second Exchangeable Debenture"). The First Exchangeable Debenture is exchangeable for 3,016,415 Class A Shares at the rate of $23.20 per share (the closing price on the NYSE for the Class A Shares on December 6, 2002). The Second Exchangeable Debenture (when issued) will be exchangeable for 3,915,585 Class A Shares, also at the rate of $23.20 per share. The First and Second Exchangeable Debentures provide for an adjustment of up to an additional issuance of approximately 208,000 of the Class A Shares, if that the Debentures are exchanged, the holders of the Debentures exercise their rights to have the Class A Shares, for which the Debentures are exchanged, sold and realize a price of less than $23.20 per share. If both Debentures are fully converted CIBC would own approximately 35% of the then outstanding Class A Shares.

In accordance with the requirements of the Toronto Stock Exchange, the Interim Debenture may not be converted into the Second Exchangeable Debenture without the approval of the Class A Shareholders and Class B Shareholders voting together. Provided shareholders approve the conversion, the Convertible Debenture will be automatically converted.

Accordingly, the Class A Shareholders and Class B Shareholders are being asked to consider, and if deemed advisable, pass the resolution which appears as Schedule C to this Management Information Circular.

In order to pass, the resolution must be approved by a simple majority of the votes cast by the Class A and Class B Shareholders voting together. Abstentions and broker non-votes will not be counted as votes cast with respect to this resolution and will have no effect on whether or not the resolution passes.

Reference is made to "Acquisition of U.S. Private Client Division of CIBC" below for further information on the acquisition and the agreements of Mr. Lowenthal and Mrs. Olga Roberts to vote their Class A and Class B Shares in favour of the conversion.

6. CONDITIONAL ISSUE OF CLASS A SHARES TO MANAGERS OF OPPENHEIMER DIVISION OF FAHNESTOCK & CO. INC.

As an incentive to certain key managers of the U.S. Private Client Division and the Asset Management businesses acquired and to be acquired from CIBC World Markets to stay with Fahnestock, on March 17, 2003 the Board of Directors of the Corporation authorized the issue of up to 45,000 Class A Shares at the price of $22.50 per share to such managers. Each manager who continues in the employment of Fahnestock until January 3, 2006 will, on that date, receive the Class A Shares allocated to him or her as part of his or her compensation for the three year period. It is a requirement of the Toronto Stock Exchange that the issue of shares, as part of a share compensation arrangement, be conditional on shareholder approval.

Accordingly, the Class B Shareholders are being asked to consider, and if deemed advisable, pass the resolution which appears as Schedule E to this Management Information Circular approving conditional the issue of up to 45,000 Class A Shares to such managers.

In order to pass, the resolution must be approved by a simple majority of the votes cast by the Class B Shareholders.

7. ISSUE OF CLASS A SHARES TO THE TRUSTEES OF THE FAHNESTOCK & CO. INC. 401(K) PLAN

Fahnestock & Co. Inc. maintains a 401(k) Plan in the United States (the "401(k) Plan") for its employees [and those of its subsidiaries], as a retirement in plan accordance with the provisions of the United States Internal Revenue Code. Fahnestock & Co. Inc. and its eligible employees make contributions to the 401(k) Plan which is administered by Trustees. Participants in the 401(k) Plan are entitled to direct the investment of the funds in the 401(k) Plan held for participants’ accounts from a selection of investments designated by Fahnestock & Co. Inc. Included in the selection of investments are the Class A Shares of the Corporation. Prior to year end the Board conditionally issues Class A Shares to the Trustees of the 401(k) Plan at the current market price. At the end of each year participants select their investments and, where Class A Shares are selected, the Corporation issues Class A Shares to the Trustees of the 401(k) Plan at the price set prior to year end.

The Toronto Stock Exchange requires that such issues of Class A Shares be approved by shareholders.

Accordingly, Class B Shareholders are being asked to consider, and if deemed advisable, pass the resolution that appears as Schedule F to this Management Information Circular authorizing the issue of up to 200,000 Class A Shares at the market price on the date of conditional issued to the Trustees of the Fahnestock & Co. Inc. 401(k) Plan. It is likely that the 401(k) Plan will not acquire that number of Class A Shares in 2004 and, to the extent that Class A Shares are not acquired in 2004, they will be carried forward for issue in subsequent years.

In order to pass, the resolution must be approved by a simple majority of the votes cast by the Class B Shareholders.

EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee (the "Committee") is responsible for making recommendations for approval by the Board of Directors with respect to the compensation of the Corporation's executive officers. The members of this Committee are John L. Bitove and Burton Winberg, each of whom are outside directors of the Corporation and have no interlocking relationship with the Corporation or its subsidiaries.

Summary Compensation Table

The following table sets forth total annual compensation paid or accrued by the Corporation to or for the account of the Corporation's chief executive officer and each of the four most highly paid executive officers of the Corporation and Fahnestock, the Corporation's principal operating subsidiary, other than the chief executive officer whose total cash compensation for the fiscal year ended December 31, 2002 exceeded $100,000 (the "Named Executives").

		Annual Compensation			Long-term Compensation
Name and Principal Occupation	Year	Salary	Bonus	Other Annual Compensation (1)	Class A Shares Underlying Options	All Other Compensation (2)
A.G. Lowenthal,	2002	$480,340	0	$22,500	0	$2,475
Chairman, CEO, and	2001	$480,350	$497,500	$18,000	0	$5,725
Director of the Company; Chairman and CEO and a Director of Fahnestock	2000	$480,350	$3,960,000	$17,330	0	$7,693

Robert Neuhoff,	2002	$260,000	$75,000	0	0	$2,475
Executive Vice	2001	$260,000	$175,000	0	0	$5,725
President and a Director of Fahnestock	2000	$260,000	$225,000	0	0	$7,693

Eric J. Shames,	2002	$290,000	$75,000	0	0	$2,475
Secretary and General Counsel of Fahnestock	2001	$290,000	$100,000	0	0	$5,725
	2000	$250,000	$200,000	0	0	$7,693

E.K. Roberts,	2002	$183,300	$60,000	22,5000	0	0
President, Treasurer	2001	$ 158,000	$85,000	18,000	0	0
And Director of the Company, Treasurer and a Director of Fahnestock	2000	$ 135,000	$125,000	17,330	0	0

Robert Maimone,	2002	$170,000	$80,000	0	0	$2,475
Sr. Vice President,	2001	$170,000	$80,000	0	0	$5,725
Operations of Fahnestock	2000	$170,000	$80,000	0	0	$7,693

(1) Includes Directors Fees of $10,000 per year plus $1000 per meeting attended in person and $500 per meeting attended by telephone.

(2) This amount represents Company contributions to the Fahnestock 401(k) Plan.

Option Grants for the Year Ended December 31, 2002.

No employee stock options were granted during the year ended December 31, 2002 to the Named Executives.

Aggregated Option Exercises And Year-End Value Table

The following table sets forth information with respect to options granted during the year ended December 31, 2002 by the Named Executives and as to unexercised options held by them at December 31, 2002:

Name	Class A Shares acquired on exercise	Value Realized	Number of Class A Shares Underlying unexercised options/SARs exercisable/ unexercisable	Year-end value of unexercised in-the-money options exercisable/ Unexercisable
A.G. Lowenthal	0	0	225,000/75,000	$1,959,000/$853,000
R. Neuhoff	0	0	25,000/50,000	$284,000/$324,000
E. J. Shames	0	0	22,500/7,500	$196,000/$85,000
E.K. Roberts	0	0	37,500/37,500	$427,000/$427,000
R. Maimone	0	0	0/12,500	0

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The following report of the Committee discusses generally the Committee's executive compensation objectives and policies and their relationship to corporate performance in 2002. In addition, the report specifically discusses the Committee's bases for compensation in 2002 of the Corporation's Chief Executive Officer, as well as the other senior executive officers of the Corporation and Fahnestock.

Objectives and Policies

The Committee's objective is to provide a competitive compensation program with appropriate incentives for superior performance, thereby providing a strong and direct link between corporate performance and compensation. Performance is defined in several ways, as more fully discussed below, each of which has relevance to the Corporation's success in the short-term, long-term or both.

The Corporation's compensation program for senior executive officers consists of the following key elements: a base salary, an annual bonus, grants of stock options and, in the case of the Chief Executive Officer, the Performance-Based Compensation Agreement referred to below.

In arriving at its recommendations concerning the specific components of the Corporation's compensation program, the Committee considers certain public information about the compensation paid by a group of comparable public Canadian and U.S. broker-dealers and the relative performance of the Corporation as measured by net income levels and earnings per share, among other factors.

The Committee believes that this approach best serves the interests of shareholders by enabling the Corporation to structure compensation in a way that meets the requirements of the highly competitive environment in which the Corporation operates, while ensuring that senior executive officers are compensated in a manner that advances both the short and long-term interests of shareholders.

Compensation for the Corporation's senior executive officers involves a significant component of remuneration which is contingent on the performance of both the Corporation and the senior executive officer: the variable annual bonus (which permits individual performance to be recognized on an annual basis, and which is based, in significant part, on an evaluation of the contribution made by the officer to corporate performance) and stock options (which directly relate a portion of compensation to stock price appreciation realized by the Corporation's shareholders).

Base Salary. Salaries paid to senior executive officers (other than the Chief Executive Officer) are reviewed annually by the Committee considering recommendations made by the Chief Executive Officer to the Committee, based upon the Chief Executive Officer's assessment of the nature of the position, and the skills, experience and performance of each senior executive officer, as well as salaries paid by comparable companies in the Corporation's industry. The Committee then makes recommendations to the Board with respect to base salaries.

Annual Bonus. Bonuses paid to senior executive officers (other than the Chief Executive Officer) are reviewed annually by the Committee considering recommendations made by the Chief Executive Officer to the Committee, based upon the Chief Executive Officer's assessment of the performance of the Corporation and his assessment of the contribution of each senior executive to that performance. Senior executive officers, including the Chief Executive Officer, of Fahnestock have the right to elect to defer a portion of their annual bonus and performance-based compensation under Fahnestock's Executive Deferred Compensation Plan, a non-qualified unfunded plan. The Committee then makes recommendations to the Board with respect to bonuses.

Stock Option Grants. Under the Plan, as amended, senior executive officers and employees of the Corporation and its subsidiaries (other than the Chief Executive Officer) are granted stock options by the Committee based upon the recommendations of the Chief Executive Officer and based upon a variety of considerations, including the date of the last grant made to the officer or employee, as well as considerations relating to the contribution and performance of the specific optionee.

Chief Executive Officer Compensation

Mr. A.G. Lowenthal, the Chairman of the Board and the Chief Executive Officer of the Corporation and Fahnestock, is paid a base salary set by the Committee, plus performance-based compensation under the Performance-Based Compensation Agreement referred to below and, at the discretion of the Committee, is eligible for bonuses and grants of stock options.

On January 1, 2001, the Corporation entered into a Performance-Based Compensation Agreement (the "2001 Comp Agreement") with Mr. Lowenthal, which expires on December 31, 2005. The 2001 Comp Agreement was approved by the Class B Shareholders in 2001. The purpose of the 2001 Comp Agreement is to set the terms under which Mr. Lowenthal's performance-based compensation is to be calculated during the term thereof.

In March of 2002, the Committee established performance goals under the 2001 Comp Agreement entitling Mr. Lowenthal to a Performance Award under the 2001 Comp Agreement for the year 2002 of an aggregate of the 2002 amounts determined by the application of the following formulae,

(a) an amount equal to the amount by which the closing price of one Class A Share at December 31, 2002, exceeded the closing price of one Class A Share as at January 1, 2002 multiplied by 200,000 shares;

plus

nil
(b) an amount equal to:

(i) 3% of the amount by which the Corporation's consolidated profit before income taxes for the year ended December 31, 2002 exceeds 15% of and is less than 25% of the Corporation's consolidated shareholders' equity as at December 31, 2001;

plus

Nil

(ii) 4% of the amount by which the Corporation's consolidated profit before income taxes for the year ended December 31, 2002 exceeds 25% of the Corporation's consolidated shareholders' equity as at December 31, 2001;

plus

Nil
(c) an amount equal to:
(i) 3.0% percent of the amount by which the Corporation’s consolidated net profit for the year ended December 31, 2002 is greater than U.S.$0 and less than U.S.$11,500,000;
plus
$226,410
(ii) 4.0% of the amount by which the Corporation’s consolidated net profit for the year ended December 31, 2002 is greater than U.S.$11,500,000 and less than U.S.$23,000,000;
plus
nil
(iii) 4.5% of the amount by which the Corporation’s consolidated net profit for the year ended December 31, 2002 is greater than U.S.$23,000,000.
nil
Total	$226,410

Because of the Corporation's performance in 2002, Mr. Lowenthal requested and the Committee agreed that Mr. Lowenthal not receive a Performance Award under the 2001 Comp Agreement or any discretionary bonus for 2002. Accordingly, no Performance Award or discretionary bonus was paid.

In March of 2002, the Committee set Mr. Lowenthal’s base salary for 2002 at $480,340, the same base salary as 2001.

U.S. Internal Revenue Code Section 162(m)

The Corporation is a Canadian taxpayer. However, because Fahnestock is a U.S. taxpayer, most compensation issues are affected by the U.S. Internal Revenue Code of 1986, as amended (the "U.S. Tax Code").

Section 162(m) of the U.S. Tax Code generally disallows a tax deduction to public corporations for annual compensation of over $1,000,000 paid to any of the company's chief executive officer and four other most highly paid executive officers (determined as of the end of each fiscal year) unless such compensation constitutes qualified performance-based compensation or otherwise qualifies for an exception.

In order to qualify for exemptions under Section 162(m) in 2001 the 2001 Comp Agreement was adopted and approved by the Class B Shareholders.

To the extent consistent with the Corporation's general compensation objectives, the Committee considers the potential effect of Section 162(m) on compensation paid to the executive officers of the Corporation and its subsidiaries. However, the Committee reserves the right to award and recommend the awarding of nondeductible compensation in any circumstances it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Corporation's efforts to qualify, that the compensation paid by the Corporation to its executive officers will in fact satisfy the requirements for the exemption from the Section 162(m) deduction limit.

Members of the Compensation and Stock Option Committee

Burton Winberg — Chairman

John L. Bitove

Share Performance Graph

The following graph shows changes over the past five year period of U.S. $100 invested in (1) the Company's Class A Shares, (2) the Standard & Poor's 500 Index and (3) the Standard & Poors/Toronto Stock Exchange Composite Index.

[PRINTER TO INSERT GRAPH]

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Toronto Stock Exchange requires every company listed thereon and incorporated in Canada to disclose on an annual basis its approach to corporate governance in accordance with guidelines (the "TSX Guidelines") adopted by the Exchange. The Corporation has carefully reviewed the TSX Guidelines and has conformed to the TSX Guidelines to the extent that its Board of Directors (the "Board") has determined that doing so is consistent with the Corporation's structure and the efficient discharge of the Board's responsibilities to the shareholders of the Corporation.

The Board is monitoring the various new and proposed United States and Canadian corporate governance requirements. Recognizing that such requirements will continue to evolve the Corporation has adopted the various guidelines, policies and charters referred to below and directly and through its Committees will continue to review and, where necessary, revise such guidelines, policies and charters as new requirements are introduced and as existing and proposed requirements change.

The Board has, recently adopted a Board of Directors Corporate Governance Guidelines, a Code of Ethics for Senior Executives, Financial and Accounting Officers and a "blackout" policy for the trading of securities of the Corporation by insiders and others.

Board Responsibilities

The Board oversees the management of the business of the Corporation and develops general policies for the conduct of its affairs. Mr. A.G. Lowenthal, the Chairman of the Board and Chief Executive Officer, beneficially owns 50.7% of the issued Class B Shares of the Corporation and approximately 20.3% of the issued Class A Shares of the Corporation. Ms. E.K. Roberts, a director, President and Treasurer of the Corporation, is the daughter of Mrs. Olga Roberts, the beneficial owner of 44.5% of the issued Class B Shares and approximately 2.7% of the issued Class A Shares.

In carrying out its duties, the Board consults extensively with and receives proposals and information from senior management and also consults with the Corporation's auditors and, when necessary, other experts retained by the Corporation.

In overseeing the management of the business of the Corporation, the Board, with advice from management, evaluates the Corporation's strategic planning processes and its risk profile and risk management policies and procedures, systems for internal control and information management, issues relating to senior management succession planning and communications with its shareholders and the investing public. The Board independently monitors the performance of senior management. The Board relies on management to provide the day-to-day management of the business of the Corporation and its subsidiaries and to provide regular reports to the Board on the business and operations of the Corporation and its subsidiaries.

Board Composition

The Corporation currently has seven directors. The Board has determined that five of the seven directors are "unrelated" to the Corporation as that term is used in the TSX Guidelines. In making that determination, the Board has considered all business or other relationships which each director has with the Corporation and, with respect to the Directors the Board has determined to be "unrelated", has concluded that such business or other relationships, where they exist, could not reasonably be perceived to materially interfere with the Director's ability to act with a view to the best interests of the Corporation.

In particular, the Board has determined that while Mr. A.W. Oughtred and Mr. R. Crystal are members of firms which provide legal advice to the Corporation and Mr. Oughtred is the Secretary of the Corporation, in view of the professional ethical standards which govern their conduct and the fact that less than one percent of the revenues of Borden Ladner Gervais LLP, in which Mr. Oughtred is a partner, and Brown Raysman Millstein Felder & Steiner LLP in which Mr. Crystal is a partner, are derived from the Corporation and that Mr. Oughtred's service as Secretary of the Corporation is without special compensation and is generally ministerial in nature, Mr. Oughtred and Mr. Crystal are each "unrelated" to the Corporation for the purposes of the TSX Guidelines.

As the Board is presently constituted, the Board has determined that only Mr. Lowenthal and Ms. Roberts are "related" to the Corporation for the purposes of the TSX Guidelines. The Board does not have a chair that is separate from management. The Board, as a whole, and in particular the independent Directors are involved in all major business considerations of the Corporation and are provided ample opportunity to, and do, dialogue with and question management. All major decisions with respect to the management and operations of the Corporation and its subsidiaries are dealt with by the Board. The Board has appointed a lead director, Mr. K.W. McArthur, and at each regular Board meeting the unrelated directors meet alone in the absence of management and the "related" directors.

As described under "Acquisition of U.S. Private Client Division of CIBC" below, CIBC as the holder of Debentures of a subsidiary of the Corporation which, subject to shareholder approval, will be exchangeable for up to approximately 35% of the issued Class A Shares, is entitled to nominate two Directors to the Board, subject to the approval of shareholder of an amendment to the articles of the Corporation to increase the size of the Board. For the purposes of the TSX Guidelines the Board has determined that the CIBC nominees, if elected to the Board, will be "unrelated".

The subject of director independence from Management is being reviewed by regulators in Canada and the United States and it is likely that further policies and/or guidelines will be issued. The Board will monitor such developments and, if and to the extent necessary, will take the steps the Board deems appropriate to assure the independence of at least a majority of the Board.

Board Committees

The Board has annually appointed an Audit Committee and a Compensation and Stock Option Committee and, in March of 2003, appointed a Nominating/Corporate Governance Committee.

The following is a brief summary of the responsibilities of the Audit Committee, and the Compensation and Stock Option Committee and the Nominating/Corporate Governance Committee.

Audit Committee (Messrs. Bitove, McArthur and Winberg)

The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this Management Information Circular as Schedule G. The Board has determined that the members of the Audit Committee are "unrelated," as required by the TSX Guidelines and are "independent" as required by the Sarbanes-Oxley Act and the Securities and Exchange Commission. Further, the Board has determined that each of the members of the Audit Committee are financially literate and that one of the members of the Audit Committee qualifies as a an "audit committee financial expert" for the purposes of the SEC rules made pursuant to the Sarbanes-Oxley Act. The Audit Committee:

• reviews annual, quarterly and all legally required public disclosure documents containing financial information that are submitted to the Board;

• reviews the nature, scope and timing of the annual audit carried out by the external auditors and reports to the Board;

• evaluates the external auditors' performance for the preceding fiscal year; reviews their fees and makes recommendations to the Board;

• reviews internal financial control policies, procedures and risk management and reports to the Board;

• meets with the external auditors quarterly to review quarterly and annual financial statements and reports and to consider material matters which, in the opinion of the external auditors, should be brought to the attention of the Board and the shareholders;

• reviews internal audit activities, meets regularly with internal audit personnel and reports to the Board;

• reviews accounting principles and practices;

• reviews management reports with respect to litigation, capital expenditures, tax matters and corporate administration charges and reports to the Board;

• reviews related party transactions;

• reviews and approves changes or waivers to the Corporation’s Code of Ethics for Senior Executive, Financial and Accounting Officers; and

• annually reviews this Charter and recommends and make changes thereto as required.

(see also "Report of The Audit Committee")

Compensation and Stock Option Committee (Messrs. Bitove and Winberg)

The Board has adopted a Compensation and Stock Option Committee Charter. All of the members of the Compensation and Stock Option Committee are "unrelated" and "independent". The Compensation and Stock Option Committee:

• makes recommendations to the Board with respect to compensation policy for the Corporation and its subsidiaries;

• makes recommendations to the Board with respect to salary, bonus and benefits paid and provided to senior management of the Corporation;

• in accordance with the provisions of the Plan, authorizes grants of stock options and recommends modifications to the Plan;

• grants certain compensation awards to senior management of the Corporation based on criteria linked to the performance of the individual and/or the Corporation;

• administers the Performance-Based Compensation Agreement between the Corporation and Mr. A.G. Lowenthal; and

• certifies compliance with the criteria for certain performance-based awards or grants.

(see also "Report of the Compensation and Stock Option Committee")

Nominating/Corporate Governance Committee

(Messrs Bitove, McArthur and Winberg)

In March of 2003, the Board appointed a Nominating/Corporate Governance Committee and adopted a Nominating/Corporate Governance Committee Charter. The Board has determined that all of the members of the Nominating/Corporate Governance Committee are "unrelated" and "independent".

The Nominating/Corporate Governance Committee:

• makes recommendations to the Board with respect to corporate governance;

• when necessary, oversees the recruitment of new Directors for the Corporation;

• recommends nominees for election or appointment to the Board;

• maintains an orientation program for new directors and oversees the continuing education needs of Directors;

• oversees Director performance;

• reviews and makes recommendations with respect to the Corporation’s Corporate Governance Guidelines;

• commencing in 2004 the Committee will prepare governance reports for publication in the Corporation’s Management Information Circular and Annual Report on Form 10-K.

Shareholder Relations

The President of the Corporation is responsible for receiving and addressing shareholder inquiries and concerns and referring shareholder issues to the Chairman and, where appropriate, to the Board.

REPORT OF THE AUDIT COMMITTEE

As required by the Corporation's Audit Committee charter, the Audit Committee reports as follows.

The Audit Committee of the Board oversees the Corporation's financial reporting process on behalf of the Board. It meets with management and the Corporation's auditors regularly and reports the results of its activities to the Board. In this connection, the Audit Committee has done with respect to fiscal 2002 the following:

• Reviewed and discussed with the Corporation's management and PricewaterhouseCoopers LLP, the Corporation's unaudited quarterly reports on Form 10-Q and quarterly reports to shareholders for the first three quarters of the year;

• Reviewed and discussed the Corporation's audited financial statements and report on Form 10-K for the fiscal year ended December 31, 2002 with the Corporation's management;

• Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (American Institute of Certified Public Accountants Codification of Statements on Auditing Standards), as amended; and

• Received written disclosure regarding independence from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and discussed with PricewaterhouseCoopers LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that the Corporation's audited financial statements prepared in accordance with US GAAP be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 and that the Corporation's audited financial statements prepared in accordance with Canadian GAAP, which conform in all material respects with US GAAP, be included in the Corporation's Annual Report to Shareholders.

Members of the Audit Committee

Burton Winberg — Chairman

John L. Bitove

Kenneth W. McArthur

ACQUISITION OF U.S. PRIVATE CLIENT DIVISION OF CIBC

On January 3, 2003, pursuant to an Asset Purchase Agreement dated as of December 9, 2002 between the Corporation, its wholly-owned subsidiary Viner Finance Inc. ("Viner Finance") and Canadian Imperial Bank of Commerce ("CIBC"), the Corporation acquired the U.S. Private Client Division of CIBC from CIBC and agreed to complete, at a later date, the acquisition of the U.S. Asset Management Division of CIBC World Markets Corp. The Corporation also acquired rights to the "Oppenheimer" name under which the U.S. Private Client and Asset Management Divisions were operated. The Corporation has continued to use the Oppenheimer for the acquired business and proposes to change its name and that of Fahnestock to include the Oppenheimer name.

The aggregate purchase price of approximately $241 million was and is to be paid as follows:

$13 million – by Fahnestock from internal resources

$2 million – will be paid by Fahnestock in cash on completion of the acquisition of the U.S. Asset Management Division of CIBC World Markets Corp.

$65 million – proceeds from the issue by Viner Finance, to World Markets of a zero coupon promissory note

$161 million – proceeds from the issue of debentures by E.A. Viner International Co. ("Viner International") a wholly-owned subsidiary of the Corporation, to CIBC (i)

(i) Two debentures were issued by Viner International (a) a $69,980,828 principal amount Variable Rate Exchangeable Debenture due 2013 (the "First Exchangeable Debenture"); and (b) a $90,841,572 principal amount Convertible Debenture due 2013 (the "Interim Debenture"). Subject to shareholder approval (as described under "Conversion of E.A. Viner International Co. Convertible Debenture" above), the Interim Debenture is convertible into a $90,841,572 principal amount Variable Rate Exchangeable Debenture due 2013 (the "Second Exchangeable Debenture"). (The First Exchangeable Debenture, the Second Exchangeable Debenture and the Interim Debenture are hereinafter collectively referred to as the "Debentures"). The First Exchangeable Debenture and the Second Exchangeable Debenture (when issued) will be exchangeable for an aggregate of 6,932,000 Class A Shares (approximately 35% of the Class A Shares on a fully diluted basis) at the rate of $23.20 per share (the closing price of the Class A Shares on December 6, 2002). The First and Second Exchangeable Debentures provide for an adjustment of up to an additional issuance of approximately 208,000 Class A Shares if the Debentures are exchanged, the holder(s) of the Debentures exercise their rights to have the resulting Class A Shares sold and realize a price of less than $23.20 per share.

The First Exchangeable Debenture:

(a) bears interest at the rate of 3% in the first year, 4% in years two through four and 5% in years five through maturity;

(b) is repayable on January 2, 2013 subject to earlier repayment on the exercise by the holder of rights to require the Debenture to be redeemed (x) between January 2, 2110 and May 3, 2110, in which case the redemption price for the Debenture will be the principal amount of the Debenture plus accrued and unpaid interest payable in cash, or (y) within 120 days of the death of Mr. A.G. Lowenthal, in which case the redemption price for the Debenture will be the principal amount of the Debenture plus accrued and unpaid interest payable as to 25% in cash and as to 75% by the issuance of a debenture of Viner International with terms identical to the Debenture except that such debenture shall bear interest at the rate of 9.75% and;

(c) is repayable on the occurrence of standard events of default which include defaults in payment of principal or interest when due, certain cross defaults and noncompliance with the terms of the Debenture.

The Second Exchangeable Debenture (when issued) will have the same terms.

In addition to the conversion feature described above, the Interim Debenture:

(a) is repayable on January 2, 2006, subject to earlier repayment on the exercise by the holder of the right to require the Debenture to be redeemed within 120 days of the death of Mr. A.G. Lowenthal, in which case the redemption price for the Debenture will be the principal amount plus accrued and unpaid interest payable as to 25% in cash and as to 75% by the issuance of a debenture of Viner International with terms identical to the Debenture except that such debenture shall bear interest at 9.75%; and

(b) is repayable on the occurrence of standard events of default which include defaults in payment of principal or interest when due certain, cross defaults and noncompliance with the terms of the Debenture.

The Interim Debenture bears interest at the rate of 3%. Should shareholder approval to the conversion of the Interim Debenture into the Second Exchangeable Debenture not be obtained on May 12, 2003 (the date of the Annual and Special Meeting of Shareholders), the Interim Debenture will mature on January 6, 2006 and will bear interest at the rate of 9.75% from its issue date, January 6, 2003.

The Debentures constitute senior indebtedness of Viner International, may only be transferred in certain circumstances and may only be amended with the consent of the holders thereof.

(ii) Pursuant to a Credit Agreement dated as of January 2, 2003 between the Corporation and CIBC, the Corporation is entitled to borrow up to $50 million from CIBC to fund broker retention payments made and to be made to Oppenheimer brokers who have accepted employment with Fahnestock. The Corporation has drawn $25 million of the credit and expects to draw the balance by July of 2003. The credit bears interest at CIBC’s "U.S. base rate" plus 2%. The credit matures on January 3, 2008 and is repayable in equal monthly installments.

The acquisition of the U.S. Private Client and Asset Management Division of CIBC World Markets Corp., including the terms and provisions of the Asset Purchase Agreement, the Stakeholders Agreement, the Debentures and related documents was unanimously approved by the Corporation’s Board of Directors on December 8, 2002. In connection with its approval the Board received an opinion dated December 9, 2002 of Berkshire Capital Corporation that subject to the assumptions contained therein, the consideration that was paid by the Corporation for the CIBC World Markets Corp. assets was fair, from a financial point of view, to the Corporation.

In conjunction with the acquisition, the Corporation Mr. A.G. Lowenthal and Mrs. Olga Roberts (and entities controlled by them that own shares of the Corporation) and CIBC entered into a Stakeholders Agreement dated December 9, 2002. The Agreement, among other things provides for the following:

(a) CIBC is subject to a stand-still with respect to its holdings of debentures and Class A Shares subject to certain exemptions set out in the Stakeholders Agreement;

(b) (i) In December of 2009 and 2012, (ii) following the death of A.G. Lowenthal, (iii) following the reduction of Mr. Lowenthal’s ownership or control of Class A Shares to less than $2 million, or (iv) the transfer of any of his Class B Shares other then to permitted transferees, CIBC will be permitted to make an offer to acquire all of the outstanding shares of the Corporation on terms that must be acceptable to a majority of an Independent Committee of the Corporation’s Board of Directors;

(c) Pursuant to a Registration Rights Agreement dated as of January 2, 2003 between the Corporation and CIBC, CIBC is afforded registration rights in respect of Class A Shares it acquires on the exchange of Debentures, such that the Corporation will assist CIBC in effecting a public offering of such shares;

(d) CIBC is provided observer rights at all of the Corporation’s Board meetings held prior to the May 12, 2003 annual and special meeting of shareholders;

(e) CIBC has the right, which it has exercised, to have two persons it has designated (Mr. Richard Venn and Mr. Tony Molestina) nominated for election to the Corporation’s Board at the May 12, 2003 annual and special meeting of shareholders. The Corporation has agreed to seek shareholder approval to an amendment to its articles and by-laws to increase the size of its Board so that it consists of up to 10 Directors. (See "Amendment of Articles to Change the Number of Directors of the Corporation", "Amendment of By-Laws" and "Election of Directors" above);

(f) CIBC is provided pre-emptive rights to purchase Class A Shares in respect of future share issues for financing purposes.

(g) The Corporation will not divest itself of more than 50% of its brokerage business or make certain other fundamental changes without the consent of CIBC;

(h) Fahnestock and Mr. Lowenthal have a "right of first offer" on any disposition by CIBC of Debentures or Class A Shares and CIBC has a "right of first offer" on any disposition by Mr. Lowenthal of Class A Shares.

(i) Mr. Lowenthal, the owner of 50.7% of the Class B Shares and 20.7% of the Class A Shares and Mrs. Olga Roberts who owns or controls 2.57% of the Class A Shares and 44.5% of the Class B Shares have agreed to vote their shares in favour of:

(i) the transactions contemplated in the Asset Purchase Agreement requiring shareholder approval;

(ii) the amendments to the Corporation’s articles and by-laws to increase the size of the Corporation’s Board to up to 10 Directors;

(iii) the conversion of the Viner International Interim Debenture into the Viner International Second Exchangeable Debenture;

(iv) any offer made by CIBC to acquire the outstanding shares of the Corporation made in accordance with the Stakeholders Agreement and approved by the Independent Committee of the Board of Directors (a "Permitted Offer").

(j) Each of Mr. Lowenthal and Mrs. Roberts have also agreed to sell all of the Class A and Class B Shares owned or controlled by them pursuant to the terms of a Permitted Offer.

The foregoing is a summary only of the provisions of the Asset Purchase Agreement, the Debentures and the Stakeholders Agreement. Copies of these agreements along with related agreements have been filed with the Securities and Exchange Commission as part of a Form 8-K dated as of January 2, 2003 and are available for inspection at the Corporation’s executive offices in Toronto or at the head office of Fahnestock in New York. The acquisition by the Corporation of the CIBC Oppenheimer businesses is also described in the Corporation’s annual report for the year ended December 31, 2002 and in the notes to Corporation’s financial statements for the year ended December 31, 2002.

SHAREHOLDER PROPOSALS

The Business Corporations of Ontario (the "OBCA"), which governs the Corporation, provides that a shareholder entitled to vote at a meeting of shareholders may, in accordance with the provisions of the OBCA, submit a notice of a proposal to the Corporation that the shareholder wishes to be considered by the shareholders entitled to vote at a meeting of shareholders. In order for any shareholder proposal, for the next meeting of shareholders of the Corporation following the May 12, 2003 meeting, or any adjournment thereof, to be included in the Management Information Circular for such meeting, the proposal must comply with the provisions of the OBCA and be submitted to the Corporation at its registered office at 20 Eglinton Avenue West, Suite 1110, Toronto, Ontario M4R 1K8 (Atten: Secretary) prior to March 15, 2004 in the case of the Corporation’s 2004 annual meeting of shareholders or at least 60 days prior to any special meeting of shareholders.

INCORPORATION BY REFERENCE

The Corporation’s consolidated financial statements, including its consolidated balance sheets for the years ended December 31, 2002 and December 31, 2001, its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000 and the notes thereto contained in the Corporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2002, a copy of which is being contemporaneously distributed with this Management Information Circular, are incorporated by reference into this Management Information Circular. Any statement contained in a document which is incorporated, or deemed to be incorporated, by reference into this Management Information Circular, shall be considered modified or superseded for purposes of this Management Information Circular to the extent that a statement contained in this Management Information Circular or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Management Information Circular.

DIRECTORS' APPROVAL

The contents of and sending of this Management Information Circular have been approved by the Board of Directors of the Corporation.

DATED AS OF this 17th day of March, 2003.

A.W. Oughtred

Secretary

SCHEDULE A

SPECIAL RESOLUTION AUTHORIZING

ARTICLES OF AMENDMENT TO CHANGE THE NAME OF THE CORPORATION

SCHEDULE B

SPECIAL RESOLUTION AUTHORIZING

ARTICLES OF AMENDMENT TO CHANGE THE NUMBER OF DIRECTORS

SCHEDULE C

RESOLUTION CONFIRMING

AMENDMENT TO BY-LAWS

SCHEDULE D

RESOLUTION APPROVING CONVERSION OF

E.A. VINER INTERNATIONAL CO. CONVERTIBLE DEBENTURE

SCHEDULE E

RESOLUTION APPROVING

ISSUE OF CLASS A SHARES TO MANAGERS OF THE OPPENHEIMER DIVISION

OF FAHNESTOCK & CO. INC.

SCHEDULE F

RESOLUTION APPROVING

ISSUE OF CLASS A SHARES TO FAHNESTOCK & CO. INC. 401(K) PLAN

SCHEDULE G

AUDIT COMMITTEE CHARTER

(LOGO)

PRINTED IN CANADA

T06737

Preliminary Copy for the Information of
the Securities Exchange Commission
March 17, 2003

FAHNESTOCK VINER HOLDINGS INC.

CLASS A NON-VOTING SHARES

Proxy, Solicited by Management, for the

Annual and Special Meeting of Shareholders,

May 12, 2003

The undersigned holder of Class A non-voting shares of Fahnestock Viner Holdings Inc. hereby appoints Mr. A.G. Lowenthal or, failing him, Ms. E.K. Roberts or instead of either of them

________________________________________________________________________________

as nominee, with full power of substitution, to attend, vote and otherwise act for the undersigned at the Annual and Special Meeting of Shareholders to be held on May 12, 2003 and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said meeting or adjournment or adjournments thereof and hereby revokes any proxy previously given; provided that the undersigned shareholder specifies and directs the persons above named that the Class A non-voting shares registered in the name of the undersigned shall be:

VOTED FOR [ ] AGAINST [ ]

(or if no specification is made, VOTED FOR) the resolution approving the conversion of the E.A. Viner International Co. Convertible Debenture referred to in item 7 of the Notice of Meeting.

DATED , 2003.

________________________________________________

Signature of Shareholder

A shareholder has the right to appoint a person, who need not be a shareholder, to represent him at the meeting other than the persons designated herein. To exercise this right a shareholder may insert the name of the desired person in the blank space provided herein or may submit another form of proxy.

If any amendments or variations to matters identified in the notice of the meeting are proposed at the meeting or if any other matters properly come before the meeting, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the meeting.

NOTES:

1. Please date and sign the form of proxy exactly as your name appears on this form of proxy. If a shareholder is a corporation the form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized.

2. Your name and address are recorded on this form of proxy, please report any change.

Preliminary Copy for the Information of

the Securities Exchange Commission

March 17, 2003

FAHNESTOCK VINER HOLDINGS INC.

CLASS B VOTING SHARES

Proxy, Solicited by Management, for the

Annual and Special Meeting of Shareholders,

May 12, 2003

The undersigned holder of Class B voting shares of Fahnestock Viner Holdings Inc. hereby appoints Mr. A.G. Lowenthal or, failing him, Ms. E.K. Roberts or instead of either of them

________________________________________________________________________________

as nominee, with full power of substitution, to attend, vote and otherwise act for the undersigned at the Annual and Special Meeting of Shareholders to be held on May 12, 2003 and at any adjournment thereof to the same extent and with the same power as if the undersigned were personally present at the said meeting or adjournment or adjournments thereof and hereby revokes any proxy previously given; provided that the undersigned shareholder specifies and directs the persons above named that the Class B voting shares registered in the name of the undersigned shall be:

1. VOTED [ ] WITHHELD FROM VOTING[ ]

(or if no specification is made, VOTED FOR) for the appointment of PricewaterhouseCoopers LLP as auditors and authorizing the directors to fix the remuneration of the auditors.

2. VOTED FOR [ ] AGAINST [ ]

(or if no specification is made, VOTED FOR) the special resolution amending the articles of the Corporation to change the name of the Corporation referred to in item 3 of the Notice of Meeting.

3. VOTED FOR [ ] AGAINST [ ]

(or if no specification is made, VOTED FOR) the special resolution amending the articles of the Corporation to change the number of directors of the Corporation referred to in item 4 in the Notice of Meeting.

4. VOTED FOR [ ] AGAINST [ ]

(or if no specification is made, VOTED FOR) the resolution approving the amendment to the Corporation’s By-Laws referred to in item 5 in the Notice of Meeting.

5. VOTED [ ] WITHHELD FROM VOTING ]

(or if no specification is made, VOTED FOR) for the election of directors.

6. VOTED FOR [ ] AGAINST [ ]

(or if no specification is made, VOTED FOR) the resolution approving the conversion of the E.A. Viner International Co. Convertible Debenture referred to in item 7 in the Notice of Meeting.

7. VOTED FOR [ ] AGAINST [ ]

(or if no specification is made, VOTED FOR) the resolution approving the issue of up to [45,000] Class A non-voting Shares to managers employed by the Oppenheimer Division of Fahnestock & Co. Inc. referred to in item 8 in the Notice Meeting.

8. VOTED FOR [ ] AGAINST [ ]

(or if no specification is made, VOTED FOR) the resolution approving the issue of up to 200,000 Class A non-voting shares to the trustees of the Fahnestock & Co. Inc. 401(k) Plan.

DATED , 2003.

________________________________________________

Signature of Shareholder

A shareholder has the right to appoint a person, who need not be a shareholder, to represent him at the meeting other than the persons designated herein. To exercise this right a shareholder may insert the name of the desired person in the blank space provided herein or may submit another form of proxy.

If any amendments or variations to matters identified in the notice of the meeting are proposed at the meeting or if any other matters properly come before the meeting, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the meeting.

NOTES:

1. Please date and sign the form of proxy exactly as your name appears on this form of proxy. If a shareholder is a corporation the form of proxy must be executed under its corporate seal or by an officer or attorney thereof duly authorized.

2. Your name and address are recorded on this form of proxy, please report any change.

FAHNESTOCK VINER HOLDINGS INC. CUSIP #302921101

In accordance with National Policy Statement 41/Shareholder Communication, beneficial shareholders may elect annually to have their name added to an issuers supplemental mailing list in order to receive financial statements. If you are interested in receiving such statements, please complete and return this form to Montreal Trust Company.

NAME: _______________________________________________________________________

ADDRESS: ____________________________________________________________________

SIGNATURE: __________________________________________________________________

I certify that I am a beneficial shareholder

COMPUTERSHARE INVESTOR SERVICES INC.

C/O STOCK TRANSFER SERVICES

100 UNIVERSITY AVENUE

TORONTO, CANADA

M5J 2Y1